United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014
__________________

NGP Capital Resources Company
(Exact name of registrant as specified in its charter)
Maryland	814-00672	20-1371499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Fannin, Suite 3800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 752-0062

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2014, NGP Capital Resources Company (the "Company") entered into a definitive stock purchase and transaction agreement (the "Agreement") by and among the Company, OHA BDC Investor, LLC (the "Investor") and Oak Hill Advisors, L.P. ("OHA"), pursuant to which, among other things and subject to the terms and conditions therein, the Investor has agreed to purchase up to $5,000,000 of the Company's common stock. The Company has agreed to issue and sell to the Investor a number of shares (the "Investment Shares") of the Company's common stock equal to the quotient of (i) $1,000,000, divided by (ii) the net asset value ("NAV") per share of the Company's common stock as determined by the Company's Board of Directors within forty-eight (48) hours of the closing of the transactions contemplated by the Agreement (the "Closing"). The purchase price for the Investment Shares shall be $1,000,000. At the Closing, the Investor will execute a stock purchase plan pursuant to which the Investor shall commit to purchase, from time to time during the twelve (12) month period immediately following the Closing, through open market purchases, additional shares of common stock having an aggregate purchase price of $4,000,000. If after such 12 month period the Investor has not purchased shares of common stock of the Company under the stock purchase plan for an aggregate purchase price of $4,000,000, the Investor has agreed to purchase from the Company (the "Balance Purchase"), and the Company has agreed to issue and sell, the remaining balance at a price per share equal to NAV per share of the Company's common stock as determined by the Company's Board of Directors within 48 hours of the closing of the Balance Purchase. Under the terms of the Agreement and subject to approval by the Company's stockholders of a new investment advisory agreement, OHA will replace NGP Investment Advisor, LP as the Company's investment advisor and NGP Administration, LLC as the Company's administrator. The closing of the transaction is subject to the satisfaction of certain closing conditions including the approval of certain elements of the transaction by the Company's stockholders.

The description of the Agreement set forth above is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference. The exhibits and schedules to the Agreement have been omitted from the attached Exhibit 10.1. Upon request, the Company shall furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein.

The Company is offering to sell the Investment Shares and the Balance Shares pursuant to the Agreement to the Investor, which is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1922, as amended (the "Securities Act"), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 7.01. Regulation FD Disclosure.

On July 21, 2014, the Registrant issued a press release to announce the entry into the Agreement. The text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase and Transaction Agreement dated as of July 21, 2014 by and among NGP Capital Resources Company, OHA BDC Investor, LLC and Oak Hill Advisors, L.P.
99.1	Press Release dated July 21, 2014.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGP Capital Resources Company
Date: July 21, 2014	By: /s/ L. SCOTT BIAR L. Scott Biar Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase and Transaction Agreement dated as of July 21, 2014 by and among NGP Capital Resources Company, OHA BDC Investor, LLC and Oak Hill Advisors, L.P.
99.1	Press Release dated July 21, 2014.